UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/16/2005

Captaris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-25186

Washington	91-1190085
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10885 N.E. 4th Street, Suite 400
Bellevue, Washington 98004
(Address of Principal Executive Offices, Including Zip Code)

(425) 455-6000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.01.    Changes in Registrant's Certifying Accountant

As previously disclosed by Captaris, Inc. (the "Company") on a Current Report on Form 8-K filed on April 19, 2005 (the "Original Form 8-K"), the Company was notified by Deloitte & Touche LLP ("D&T") on April 13, 2005 that D&T had declined to stand for reelection as the Company's independent registered public accounting firm for the year ended December 31, 2005, subject to completion of its attestation report regarding the Company's internal control over financial reporting and its review of the Company's interim unaudited financial statements as of and for the three months ended March 31, 2005. On May 10, 2005, after the filing of the Company's Form 10-Q for the quarter ended March 31, 2005, D&T's resignation became effective. On May 16, 2005, the Company filed a Current Report on Form 8-K/A to confirm and update the representations made in the Original Form 8-K for the interim period up to the effective date of D&T's resignation.

On June 16, 2005, the Audit Committee of the Company's Board of Directors engaged Moss Adams LLP ("Moss Adams") as the Company's independent registered public accounting firm for the year ended December 31, 2005. Since January 1, 2003 and through June 16, 2005, the Company has not consulted with Moss Adams regarding (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided by Moss Adams that was an important factor considered by the Company in reaching a decision on an accounting, auditing, or financial reporting issue, or (b) any matter that was the subject of either a disagreement or a reportable event, as such terms are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Captaris, Inc.

Date: June 16, 2005.	By:	/s/ Pete Papano
Pete Papano
Chief Financial Officer